EXHIBIT NO. 99.1(f)

MFS/SUN LIFE SERIES TRUST

on behalf of:

Capital Opportunities Series

and

Strategic Growth Series

Pursuant to Section 9.2(b) of the Amended and Restated Declaration of Trust dated May 1, 2001, as amended (the “Declaration”), of MFS/Sun Life Series Trust, a business trust organized under the laws of The Commonwealth of Massachusetts (the “Trust”), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, do hereby certify that the Capital Opportunities Series and the Strategic Growth Series, each a series of the Trust, have been terminated.

IN WITNESS WHEREOF, the undersigned have executed this certificate this 22nd day of June, 2007.

J. KERMIT BIRCHFIELD J. Kermit Birchfield 33 Way Road Gloucester, MA 01930	MARCIA A. KEAN Marcia A. Kean 103 Waban Avenue Newton MA 02468

ROBERT C. BISHOP Robert C. Bishop 1199 Madia Street Pasadena, CA 91103

FREDERICK H. DULLES Frederick H. Dulles 180 East Bay Street Charleston, SC 29401	RONALD G. STEINHART Ronald G. Steinhart 25 Robledo Drive Dallas, TX 75230

DAVID D. HORN David D. Horn 257 Lake Street New Vineyard, ME 04956	HAVILAND WRIGHT Haviland Wright 4610 Kapuna Road Kilauea HI 96754